EXHIBIT C


                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)



                          Three Months Ended   Twelve Months Ended
                          December 31, 1995    December 31, 1995
                          ------------------   -------------------
Operating Expenses:
   Operation Expense          $  6,950            $  22,803
   Other Taxes                     610                  (72)
                              --------            ---------

Total Operating Expenses         7,560               22,731
                              --------            ---------

Other Income:
   Equity Interest in:
     Ellisburg-Leidy
       Northeast Hub Co.         9,752               15,306
     Enerchange                108,766              108,766
   Miscellaneous                     -                  402
                              --------            ---------
                               118,518              124,474
                              --------            ---------

Other Deductions:
   Interest-Assoc. Companies     5,676               14,840
   Miscellaneous                     -              602,593 *
                              --------            ---------
                                 5,676              617,433
                              --------            ---------

Pretax Income                  105,282             (515,690)
                              --------            ---------

Income Taxes - Current          38,059             (347,061)
             - Deferred           (477)             167,304
                              --------            ---------
                                37,582             (179,757)
                              --------            ---------

Net Income (Loss)             $ 67,700            $(335,933)
                              ========            =========


* Amount represents the write-off during the quarter ended September 30, 1995, of an investment in the developer of an electronic meter reading device. This investment was determined to be worthless based upon the liquidation of the developer.